Exhibit 10.53

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TWELFTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS TWELFTH AMENDMENT, dated as of July 24, 2020, amends and modifies a certain Master Repurchase Agreement, dated as of March 24, 2015, as amended by Amendments dated as of June 24, 2015, March 15, 2016, April 20, 2016, June 20, 2016, June 16, 2017, August 18, 2017, September 28, 2018, August 29, 2019, September 13, 2019, October 15, 2019 and April 1, 2020 (as so amended, the “Repurchase Agreement”), between GUILD MORTGAGE COMPANY and GUILD MORTGAGE COMPANY, LLC (the “Sellers”) and U.S. BANK NATIONAL ASSOCIATION (the “Buyer”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Repurchase Agreement.

FOR VALUE RECEIVED, the Sellers and the Buyer agree that the Repurchase Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE REPURCHASE AGREEMENT

1.1 Definitions. Section 1.1 is amended as follows:

(a) The following definitions are amended to read as follows:

“‘Adjusted Tangible Net Worth’ shall mean (a) total members’ equity in GMCLLC (including membership interests, additional paid-in capital, and retained earnings), on a consolidated basis; less all of the following: (i) any advances or loans to shareholders, members, officers or Affiliates by the Sellers, (ii) investments by the Sellers in Affiliates, (iii) assets pledged by the Sellers to secure any liabilities not included in the Indebtedness of the Sellers, (iv) any other assets of the Sellers that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges, and (v) any other assets deemed unacceptable by the Buyer in its sole discretion, plus (b) Subordinated Debt. In determining assets of the Sellers, capitalized servicing rights shall be included in an amount equal to the lesser of market value or value determined in accordance with GAAP.”

“‘Adjusted Total Liabilities’ means at any time of determination, the sum of (a) the amount, on a consolidated basis, of the liabilities of the Sellers and the Subsidiaries, determined in accordance with GAAP, plus (b) all obligations of the Sellers and the Subsidiaries on “off-balance sheet” transactions, including mortgage purchase programs (except for ultimate sale of mortgage loans) and purchase agreements with repurchase obligations (other than conventional representations and warranties), and minus, (c) GNMA Delinquency Liabilities.

“‘Purchase Commitment Amount’ means the maximum Purchase Price for all Open Transactions which may from time to time be outstanding, being [***] through and including the Termination Date, as such amount may be reduced from time to time pursuant to Section 2.3.”

(b) The following definition is added:

“‘GNMA Delinquency Liabilities’ means balance sheet liabilities of the Seller arising from the accounting treatment of Mortgage Loans the have been sold into a GNMA mortgage loan pool that are delinquent for three or more month, and which the Sellers are not under a legal obligation to purchase.

1.2 Price Differential. Section 3.1(a) is amended to read as follows:

“(a) Prior to an Event of Default. Except as provided in (b) below, Price Differential on all Open Transactions shall be determined by applying to the Purchase Price of all Purchased Mortgage Loans under such Open Transaction an annual rate equal to [***] plus the greater of (i) zero percent (0%), or (ii) the one-month LIBOR rate quoted by Buyer from Reuters Screen LIBOR01 or any successor thereto which may be designated by the Buyer as provided below, which shall be that one-month LIBOR rate in effect and reset each Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent (the index rate under this subsection (ii) is called the ‘LIBOR Rate’). If the Buyer has determined that (a) the index or sources on which the LIBOR Rate is based (‘LIBOR’) are no longer available, either because (i) LIBOR is not being quoted or published, (ii) any relevant agency or authority has announced that LIBOR will no longer be published or is no longer representative, or (iii) any similar circumstance exists such that LIBOR has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to LIBOR, the Buyer may, in its discretion, replace LIBOR with a replacement rate (which may include a successor index and a spread adjustment to the rate of Price Differential), taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority and evolving or prevailing market conventions. In connection with the selection and implementation of any such replacement rate, the Buyer may make any technical, administrative or operational changes that the Buyer decides may be appropriate to reflect the adoption and implementation of such replacement rate. the Buyer does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, LIBOR. The Buyer’s internal records of applicable Price Differential shall be determinative in the absence of manifest error.”

1.3 Exhibits. Exhibits A (“Calculation of Purchase Value, Aggregate Purchase Sublimits, Eligible and Ineligible Mortgage Loans”) and D (“Compliance Certificate”) are replaced by Exhibits A [Omitted pursuant to Item 601(a)(5) of Regulation S-K] and D [Omitted pursuant to Item 601(a)(5) of Regulation S-K] to this Amendment.

1.4 Construction. All references in the Repurchase Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Repurchase Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Buyer to enter into this Amendment and to continuing to Purchase Mortgage Loans under the Repurchase Agreement as amended hereby, the Sellers hereby warrant and represent to the Buyer that they are duly authorized to execute and deliver this Amendment, and to perform their obligations under the Repurchase Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1   Warranties.   Before and after giving effect to this Amendment, the representations and warranties in Article VII of the Repurchase Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.3 Documents. The Buyer and the Sellers shall have executed and delivered this Amendment.

ARTICLE IV - GENERAL

4.1 Expenses. The Sellers agree to reimburse the Buyer upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Buyer in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Sellers hereunder, and to pay and save the Buyer harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Sellers shall survive any termination of the Repurchase Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.   This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Repurchase Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Sellers and the Buyer and their respective successors and assigns, and shall inure to the benefit of the Sellers and the Buyer and the successors and assigns of the Buyer. Except as hereby amended, the Repurchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy C. Hayes

Title	Senior Vice President

GUILD MORTGAGE COMPANY, LLC

By:	/s/ Amber Elwell

Title:	CFO, SVP

GUILD MORTGAGE COMPANY

By:	/s/ Amber Elwell

Title:	CFO, SVP

(signature page to Twelfth Amendment)

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